UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2014

Date of report (Date of earliest event reported)

CRC HEALTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-135172	73-1650429
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 600, Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip code)

(877) 272-8668

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

Overview

On February 28, 2014 (the “Closing Date”), CRC Health Corporation (the “Company”), a wholly owned subsidiary of CRC Health Group, Inc., entered into an amendment agreement (the “Amended Credit Agreement”) to amend and restate the Company’s Credit Agreement, dated as of February 6, 2006, as amended and restated as of November 17, 2006, as further amended and restated as of January 20, 2011, and as further amended and restated as of March 7, 2012 (the “Existing Credit Agreement”), among the Company, CRC Health Group, Inc., Citibank, N.A. as administrative agent (in such capacity, the “Administrative Agent”), collateral agent, swing line lender and L/C issuer, the other lenders party thereto (collectively, the “Lenders”), and Citigroup Global Markets Inc., as lead arranger.

Pursuant to the Amended Credit Agreement, the Company obtained incremental term loans in the aggregate principal amount of $50.0 million (the “Term B-4 Loans”) the proceeds of which, together with other funds available to the Company, were used to pay the consideration for the acquisition (the “Habit Acquisition”) of all of the outstanding equity interests of Habit Holdings, Inc. (“Habit”), to refinance certain existing indebtedness of Habit and its subsidiaries (including accrued and unpaid interest and applicable premiums) and to pay fees and expenses related to the Habit Acquisition. All term loans under the Company’s senior secured credit facility will mature on November 16, 2015 (the “Maturity Date”). The Amended Credit Agreement continues to provide an aggregate amount of $63.0 million of revolving commitments (the “Revolving Credit Commitments”), which will terminate on August 16, 2015.

Interest Rates and Fees

The interest rates with respect to the Term B-4 Loans under the Amended Credit Agreement are based on: (i) for LIBOR loans for any interest period, a rate per annum equal to the LIBOR rate as determined by the Administrative Agent, plus an applicable margin of 4.50%, and (ii) for base rate loans, a rate per annum equal to the greater of (x) the prime rate of the Administrative Agent and (y) the federal funds rate plus one-half of 1.00%, plus an applicable margin of 3.50%. The interest rates for LIBOR loans and base rate loans with respect to the Revolving Credit Commitments and the existing term loans that were not refinanced pursuant to the Amended Credit Agreement (the “Term B-2 Loans” and the “Term B-3 Loans”), as set forth in the Existing Credit Agreement, were not modified by the Amended Credit Agreement.

Under the Amended Credit Agreement, the Company was required to pay to the Administrative Agent for the account of each lender of Term B-4 Loans (each, a “Term B-4 Lender”) as a closing fee in respect of the Term B-4 Loans, an amount equal to 0.75% of the stated principal amount of each such lender’s Term B-4 Loans.

The Amended Credit Agreement did not modify any other provisions in the Existing Credit Agreement with respect to administrative and other fees payable thereunder.

Prepayments

The Term B-4 Loans are subject to a 1.00% prepayment premium to the extent such Term B-4 Loans are refinanced or the terms thereof are amended for the purpose of reducing the applicable yield with respect thereto, in each case prior to August 28, 2014. Otherwise, the provisions relating to prepayments and commitment reductions under the Amended Credit Agreement are substantially similar to those under the Existing Credit Agreement.

Amortization of Term Loans

The Amended Credit Agreement requires scheduled quarterly payments in respect of (i) the Term B-2 Loans equal to (x) the percentage of all Term B-2 Loans and Term B-3 Loans outstanding on March 7, 2012 constituting Term B-2 Loans multiplied by (y) 0.25% of the aggregate amount of all term loans outstanding on November 17, 2006 (the amount in this clause (y), the “Quarterly Amortization Amount”), (ii) the Term B-3 Loans equal to (x) the percentage of all Term B-2 Loans and Term B-3 Loans outstanding on March 7, 2012 constituting Term B-3 Loans multiplied by (y) the Quarterly Amortization Amount, which payments in each case are subject to certain reductions, with the balance paid in the final quarterly installment, and (iii) beginning on the last Business Day of December, 2014, the Term B-4 Loans equal to 0.25% of the Term B-4 Loans outstanding on the Closing Date.

Collateral and Guarantees

The provisions relating to guarantees and security in respect of obligations under the Amended Credit Agreement are substantially similar to those under the Existing Credit Agreement.

Restrictive Covenants and Other Matters

The Amended Credit Agreement did not modify the provisions relating to affirmative covenants, negative covenants, financial covenants, representations and warranties and events of default, as set forth in the Existing Credit Agreement.

The above summary of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported in Item 5. (Other Information) of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013, on November 8, 2013, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with Three Arch Partners IV, L.P., Salix Ventures II, L.P., NewSpring Ventures L.P., Commerce Health Ventures, L.P. (together with certain other sellers listed on the signature pages thereto, the “Sellers”) and Habit, pursuant to which the Company agreed to acquire Habit, the sole shareholder of Habit OPCO, Inc., an operator of outpatient substance abuse centers in Massachusetts, New Hampshire, Vermont, New Jersey and Pennsylvania (the “Acquisition”). On February 28, 2014, the Company and the Sellers closed the Acquisition, and the Company acquired all of the issued and outstanding equity of Habit from the Sellers for an aggregate cash purchase price of approximately $58.0 million, subject to adjustment. The purchase price was financed with funds drawn from the Company’s credit facilities and is subject to a working capital adjustment to be calculated within 90 days. The Purchase Agreement contains customary representations and warranties and covenants. Subject to certain limitations, the Sellers have agreed to indemnify the Company, and the Company has agreed to indemnify the Sellers, for certain breaches of representations, warranties and covenants, and other specified matters.

The above summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, the Company incurred approximately $50.0 million of Term B-4 Loans under the Amended Credit Agreement. All of the cash proceeds from the issuance of the Term B-4 Loans (net of related fees and expenses) were used to consummate the Habit Acquisition. The information reported above under Item 1.01 with respect to the Company’s Amended Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The company will file the financial statements required by Item 9.01(a) in an amendment to this 8-K within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro forma financial information

The company will file the pro forma financial information required by Item 9.01(b) in an amendment to this 8-K within 71 days after the date upon which this Current Report on Form 8-K must be filed.

(d) Exhibits

2. 1	Stock Purchase Agreement, dated November 8, 2013, by and among CRC Health Corporation, Habit Holdings, Inc., the holders of securities of Habit Holdings, Inc. listed on Annex I thereto and the Stockholder Representative Committee named therein.

10. 1	Fourth Amendment Agreement, dated as of February 28, 2014, among CRC Health Group, Inc., CRC Health Corporation, the Subsidiary Guarantors party thereto and Citibank, N.A., as Administrative Agent and as Collateral Agent, and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 6, 2014

CRC HEALTH CORPORATION

By:	/s/ LEANNE M. STEWART
Name:	LeAnne M. Stewart
Title:	Chief Financial Officer (Principal Financial Officer)

Index to Exhibits

2. 1	Stock Purchase Agreement, dated November 8, 2013, by and among CRC Health Corporation, Habit Holdings, Inc., the holders of securities of Habit Holdings, Inc. listed on Annex I thereto and the Stockholder Representative Committee named therein.

10. 1	Fourth Amendment Agreement, dated as of February 28, 2014, among CRC Health Group, Inc., CRC Health Corporation, the Subsidiary Guarantors party thereto and Citibank, N.A., as Administrative Agent and as Collateral Agent, and the Lenders party thereto.